                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
                                      10 7/8% Senior Subordinated Notes due 2012
                                          CUSIP Nos. 749564 AC 4 and U76218 AB 9

                               R.H. DONNELLEY INC.

                   PROSPECTUS SUPPLEMENT DATED APRIL 26, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   ----------------------------------------- -----------------------------------------
                                                           Principal Amount   Principal Amount of   Principal Amount of
                                    Principal Amount of    of Senior Notes    Senior Subordinated   Senior Subordinated
Name of Selling Security Holder     Senior Notes Owned         Offered           Notes Owned           Notes Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
Danske Institutional SICAV,
   Global High Yield..........                      --                   --      $        32,000      $        32,000
ING (L) Renta Fund Global High
   Yield......................                      --                   --               40,000               40,000
JPMorgan Securities...........                      --                   --           20,770,000           20,770,000
LB Series Fund Inc., High Yield
   Portfolio..................                      --                   --            2,750,000            2,750,000
Lutheran Brotherhood High Yield
   Fund.......................                      --                   --            2,250,000            2,250,000
Thrivent Financial for Lutherans
   NCEI.......................        $      4,500,000       $    4,500,000                   --                   --